                                                                    EXHIBIT 99.1


(TOREADOR RESOURCES CORP. LETTERHEAD)

                                   NEW RELEASE

             TOREADOR FORECASTS IMPROVED FIRST-QUARTER 2003 RESULTS; OUTLINES PLANS TO FOCUS 2003 EXPLORATION PROGRAM ON TURKEY

     -- COMPANY HOSTS BREAKFAST AT HOWARD WEIL ENERGY CONFERENCE APRIL 2 --

         DALLAS, TEXAS - (April 1, 2003) - Toreador Resources Corporation (NASDAQ: TRGL; TSE: TRX) announces that it estimates first-quarter 2003 earnings in the range of $0.5-1.0 million, or $0.06-0.10 per diluted share, a significant turnaround from the company's fourth-quarter 2002 loss of $2.7 million, or $0.29 per diluted share. Toreador estimates first-quarter 2003 revenues will be in the range of $6.5-6.8 million, compared with revenues of $5.4 million for fourth-quarter 2002. Based on these projections, Toreador estimates first-quarter 2003 cash flow from operations and asset sales before working capital changes will be approximately $3.0-3.5 million, or $0.28-0.34 per diluted share. This is an estimated improvement of 240%-360% over cash flow from operations and asset sales before working capital changes of $0.8 million, or $0.08 per diluted share, for the fourth quarter of 2002.

         Lower general and administrative expenses, higher commodity prices and more favorable oil and gas hedging arrangements account for the overall marked improvement in first-quarter 2003 estimated results compared with the fourth quarter of 2002.

         The company will discuss highlights of its first-quarter projected results during an investor breakfast it will host at the Howard Weil Energy Conference April 2 in New Orleans. G. Thomas Graves III, Toreador president and chief executive officer, and Michael J. FitzGerald, senior vice president, exploration and production, also will outline Toreador's plans to focus a significant portion of its exploration and production efforts in 2003 on the Thrace Basin and Sinop areas of western and northern Turkey.

         The company forecasts general and administrative (G&A) expenses for the first-quarter 2003 will be about $1.4-$1.6 million, compared with $2.3 million in G&A expenses for the fourth quarter of 2002. The company believes estimated first-quarter G&A reflects what will be the quarterly run rate for the remainder of this year's expenses.

         "We are quite comfortable that the one-time costs associated with the Madison Oil Company acquisition are behind us, as well as other nonrecurring charges, so we have started 2003 with a clean slate," said Graves. "We believe the first quarter more appropriately reflects a normal operating environment for Toreador.

         "Going forward, we are optimistic that Toreador can successfully manage growth by focusing on exploration and continuing to aggressively reduce debt and G&A costs. We have several alternatives to help


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Toreador Resources Corp.
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us strengthen our balance sheet currently under consideration. We plan to make a decision about Toreador's best option in the second quarter of 2003," Graves added.

         The company expects higher first-quarter revenues will be only partially offset by hedging transactions. The company has hedged approximately 80% of its 2003 natural-gas production at about $5.00 per thousand cubic feet
(Mcf). None of Toreador's domestic oil is hedged. In addition, Toreador has hedged less than 50% of its international oil production at $26.00 per barrel based on Brent crude pricing.

          "With more than 50% of our estimated 2003 production free from hedges, this year we should be able to participate in higher commodity pricing," said Graves. "Even though we expect to incur a first-quarter hedging loss, higher commodity prices should still have a positive impact on results. Hedges currently in place are primarily to satisfy credit-facility requirements."


FIRST-QUARTER 2003 GUIDANCE

         The following table provides Toreador's forecasted results for the quarter ended March 31, 2003, which are based on an estimated quarterly production rate of 200,000-250,000 barrels of oil equivalent (BOE) and an average estimated realized commodity price of $29.00-31.00 per BOE. These projections are based on assumptions and anticipated results that are subject to numerous uncertainties.

                         TOREADOR RESOURCES CORPORATION
                          FORECASTED FINANCIAL RESULTS
               (in thousands, except per share amounts, unaudited)

                                                                        QUARTER ENDED             % CHANGE FROM 4TH
                                                                        MARCH 31, 2003               QUARTER 2002
                                                                      ------------------          -----------------
Revenues:
   Oil and natural gas sales (net of hedges)                          $    6,350 - 6,650              +22% to +27%
   Other revenues                                                            100
                                                                      ------------------
      Total revenues                                                       6,450 - 6,750              +19% to +25%
Costs and expenses:
   Lease operating                                                         1,500 - 1,700              +35% to +53%
   Exploration and acquisition                                               250                              -60%
   Depreciation, depletion, and amortization                               1,450                              +51%
   General and administrative                                              1,400 - 1,550              -33% to -40%
                                                                      ------------------
      Total costs and expenses                                             4,600 - 4,950              -16% to -22%
                                                                      ------------------
Operating income                                                           1,500 - 2,150
Other expense                                                               (450)                             -82%
Provision for income taxes                                                   400 -   590
                                                                      ------------------
Net income                                                                   650 - 1,110
Dividends on preferred shares                                                110
                                                                      ------------------
Income applicable to common shares                                    $      540 - 1,000
                                                                      ------------------

Basic earnings per share                                              $      0.06 - 0.10
                                                                      ------------------
Diluted earnings per share                                            $      0.06 - 0.10
                                                                      ------------------
Weighted average shares outstanding:
Basic                                                                       9,338
Diluted                                                                    10,452


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Toreador Resources Corp.
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         On March 13, 2003, the company predicted that income for the year 2003 would be $3.3 million, or $0.35 per common share. The company believes these projections, based on estimated annual production of 950,000 BOE and an average estimated realized commodity price of $27.25 per BOE, remain attainable.

         Toreador's exploration focus in 2003 will be the Thrace Basin and Sinop areas of western and northern Turkey. The low-cost program, which is estimated to range from $1.0-1.5 million, is expected to include the drilling of shallow wells and a well re-entry.

         "On an unrisked basis, these wells could add about 40 million BOE net proved reserves to Toreador," said Graves. "The program is part of our strategy to participate in these types of international projects -- low-risk/high-reward ventures that offer substantial upside. Based on our three-year projection, we believe we have opportunities in our portfolio that have potential reserves on an unrisked basis of more than 270 million BOE."

         As previously reported, Toreador plans to complete the Barbaros-1 well in the Thrace Basin gas play west of Istanbul. Based on well-log evaluation, Toreador estimates the Barbaros-1 could produce at an initial rate of 2 million cubic feet of gas per day. Depending on test results of the Barbaros-1, the company could drill an appraisal well to confirm the discovery and proceed with project development.

         In addition, Toreador plans to drill three low-cost, high-potential Thrace Basin exploration wells on the Gallipoli Peninsula, 40 miles southwest of Barbaros-1, to follow up on gas shows encountered by other operators. Toreador holds working interests in six Thrace Basin licenses ranging from 25%-100% and operates four of them. Toreador's partner, PEMI, operates the remaining two licenses.

         In the Sinop area northeast of Ankara, the company plans to re-enter a high-potential well that encountered numerous oil and gas shows when it was drilled by another operator in the late 1980s. Toreador operates and holds a 100% working interest in six Sinop permits.

         Toreador's Howard Weil conference presentation will be archived on the company's web site, www.toreador.net. A copy of the presentation may be requested by calling the company toll-free at 1-800-966-2141.

ABOUT TOREADOR

         Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns perpetual oil and gas mineral and royalty interests in eight states and working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

         Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause the company's actual results to differ materially from those discussed


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in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Cautionary Note to Investors -- The Securities and Exchange Commission
(SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Toreador uses the term potential reserves in this news release that the SEC's guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador's Form 10-K for the fiscal year ended December 31, 2001, File No. 0-02517, available from the company by calling
214.559.3933. This form also can be obtained from the SEC at www.sec.gov.

         The term "potential," when referring to Toreador's reserves, represents Toreador management's current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador's reserves or its prospects. Additionally, the term "potential" has no engineering significance and is not related to the term "possible" as that term may be used by the Society of Petroleum Engineers.

                                      # # #

CONTACTS:

Toreador Resources                               PondelWilkinson MS&L
Douglas W. Weir, SVP and CFO                     Cecilia A. Wilkinson
Crystal C. Bell, Investor Relations              323-866-6089
214-559-3933 or 800-966-2141